                                                                     EXHIBIT 2.1

                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                              INTERNET SOFTWARE LLC

                      A DELAWARE LIMITED LIABILITY COMPANY







                     -------------------------------------
                     * OR + SYMBOLS IN TEXT INDICATE
                     CONFIDENTIAL PORTIONS OMITTED AND
                     FILED SEPARATELY WITH THE COMMISSION
                     PURSUANT TO RULE 24b-2
                     -------------------------------------

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE REGULATORY AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OPERATING AGREEMENT OR THE INTERESTS PROVIDED FOR HEREIN. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

          THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), IN RELIANCE UPON THE EXEMPTIONS SET FORTH THEREIN; THE ISSUER IS UNDER NO OBLIGATION TO REGISTER THE INTERESTS UNDER THE 1933 ACT.

          AN INTEREST MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE SENIOR MEMBERS THAT SUCH REGISTRATION IS NOT REQUIRED. ADDITIONAL RESTRICTIONS ON THE TRANSFER OF INTERESTS ARE CONTAINED IN THIS AGREEMENT. BASED UPON THE FOREGOING, EACH ACQUIROR OF AN INTEREST MUST BE PREPARED TO BEAR THE ECONOMIC RISK OF INVESTMENT THEREIN FOR AN INDEFINITE PERIOD OF TIME.

                                TABLE OF CONTENTS


                                    ARTICLE I
                                   DEFINITIONS . . . . . . . . . . . . . . .   1
     1.1    ACT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2    ADDITIONAL MEMBER. . . . . . . . . . . . . . . . . . . . . . . .   1
     1.3    AFFILIATE. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.4    AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.5    ARTICLES . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.6    ASSIGNEE . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.7    BANKRUPT MEMBER. . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.8    BUDGET . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.9    CAPITAL ACCOUNT. . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.10   CAPITAL CONTRIBUTION . . . . . . . . . . . . . . . . . . . . . .   2
     1.11   CHANGEOVER DATE. . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.12   CODE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.13   COMPANY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.14   COMPANY LIABILITY. . . . . . . . . . . . . . . . . . . . . . . .   2
     1.15   COMPANY PROPERTY . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.16   DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     1.17   DISSOLUTION EVENT. . . . . . . . . . . . . . . . . . . . . . . .   3
     1.18   EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.19   INITIAL CAPITAL CONTRIBUTION . . . . . . . . . . . . . . . . . .   3
     1.20   INITIAL MEMBERS. . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.21   MAJORITY . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.22   MANAGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.23   MEMBER . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     1.24   MEMBERSHIP INTEREST. . . . . . . . . . . . . . . . . . . . . . .   3
     1.25   NET PROFITS OR NET LOSSES. . . . . . . . . . . . . . . . . . . .   3
     1.26   OFFSETTABLE DECREASE . . . . . . . . . . . . . . . . . . . . . .   4
     1.27   ORGANIZATIONAL EXPENSES. . . . . . . . . . . . . . . . . . . . .   4
     1.28   ORIGINAL MEMBERS . . . . . . . . . . . . . . . . . . . . . . . .   4
     1.29   PATENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     1.30   PERCENTAGE INTEREST. . . . . . . . . . . . . . . . . . . . . . .   4
     1.31   PERSON . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     1.32   PROCEEDING . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
     1.33   PROPERTY . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     1.34   REGULAR MEMBERS. . . . . . . . . . . . . . . . . . . . . . . . .   5
     1.35   REGULATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     1.36   REVALUATION EVENT. . . . . . . . . . . . . . . . . . . . . . . .   5
     1.37   SENIOR MEMBERS . . . . . . . . . . . . . . . . . . . . . . . . .   5
     1.38   STRATEGIC INVESTOR . . . . . . . . . . . . . . . . . . . . . . .   5
     1.39   STRATEGIC TRANSACTION. . . . . . . . . . . . . . . . . . . . . .   5



     1.40   SUBSTITUTE MEMBER. . . . . . . . . . . . . . . . . . . . . . . .   5
     1.41   SUPERMAJORITY. . . . . . . . . . . . . . . . . . . . . . . . . .   6
     1.42   TAXABLE YEAR . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     1.43   TAXING JURISDICTION. . . . . . . . . . . . . . . . . . . . . . .   6
     1.44   TRIGGER DATE . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     1.45   TRIGGER EVENT. . . . . . . . . . . . . . . . . . . . . . . . . .   6

                                   ARTICLE II
                                    FORMATION. . . . . . . . . . . . . . . .   6
     2.1    ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.2    NAME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
     2.3    TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     2.4    REGISTERED AGENT AND OFFICE. . . . . . . . . . . . . . . . . . .   7
     2.5    PRINCIPAL OFFICE . . . . . . . . . . . . . . . . . . . . . . . .   7
     2.6    BUSINESS PURPOSE . . . . . . . . . . . . . . . . . . . . . . . .   7
     2.7    NAMES AND ADDRESS OF INITIAL MEMBERS . . . . . . . . . . . . . .   7
     2.8    LIMITED LIABILITY COMPANY AGREEMENT. . . . . . . . . . . . . . .   7

                                   ARTICLE III
                           RECORDS AND ADMINISTRATION. . . . . . . . . . . .   8
     3.1    RECORDS AND FINANCIAL STATEMENTS.. . . . . . . . . . . . . . . .   8
     3.2    SPECIAL POWER OF ATTORNEY. . . . . . . . . . . . . . . . . . . .   8
     3.3    CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . .   9
     3.4    DISCLOSURES. . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                   ARTICLE IV
                          RIGHTS AND DUTIES OF MEMBERS . . . . . . . . . . .   9
     4.1    MANAGEMENT RIGHTS OF SENIOR MEMBERS. . . . . . . . . . . . . . .   9
     4.2    MANAGEMENT RIGHTS OF REGULAR MEMBERS . . . . . . . . . . . . . .  10
     4.3    LIABILITY OF MEMBERS . . . . . . . . . . . . . . . . . . . . . .  10
     4.4    INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . .  10
     4.5    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .  11
     4.6    CONFLICTS OF INTEREST. . . . . . . . . . . . . . . . . . . . . .  11

                                    ARTICLE V
                                    MANAGERS . . . . . . . . . . . . . . . .  11
     5.1    MANAGERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     5.2    VOTING; APPOINTMENT OF CHIEF EXECUTIVE OFFICER . . . . . . . . .  12
     5.3    CHIEF EXECUTIVE OFFICER. . . . . . . . . . . . . . . . . . . . .  12
     5.4    AUTHORITY OF CHIEF EXECUTIVE OFFICER TO BIND THE COMPANY . . . .  12
     5.5    CONSULTATION WITH MEMBERS. . . . . . . . . . . . . . . . . . . .  13
     5.6    COMPENSATION OF MANAGERS . . . . . . . . . . . . . . . . . . . .  13
     5.7    MANAGERS' STANDARD OF CARE . . . . . . . . . . . . . . . . . . .  13
     5.8    INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . .  14



                                   ARTICLE VI

                       CONTRIBUTIONS AND CAPITAL ACCOUNTS. . . . . . . . . .  14
     6.1    INITIAL CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . .  14
     6.2    ADDITIONAL CAPITAL CONTRIBUTIONS . . . . . . . . . . . . . . . .  14
     6.3    NO INCREASE OF PERCENTAGE INTEREST . . . . . . . . . . . . . . .  15
     6.4    MAINTENANCE OF CAPITAL ACCOUNTS. . . . . . . . . . . . . . . . .  15
     6.5    REVALUATION OF COMPANY PROPERTY. . . . . . . . . . . . . . . . .  15
     6.6    COMPLIANCE WITH SECTION 704(b) OF THE CODE . . . . . . . . . . .  16

                                   ARTICLE VII
                          ALLOCATIONS AND DISTRIBUTIONS. . . . . . . . . . .  16
     7.1    ALLOCATIONS OF NET PROFITS AND NET LOSSES FROM OPERATIONS. . . .  16
     7.2    SPECIAL ALLOCATION . . . . . . . . . . . . . . . . . . . . . . .  16
     7.3    ALLOCATION FOR TAX PURPOSES. . . . . . . . . . . . . . . . . . .  17
     7.4    TRANSFERS OF INTEREST. . . . . . . . . . . . . . . . . . . . . .  17
     7.5    INTERIM DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . .  17
     7.6    LIMITATIONS ON DISTRIBUTIONS . . . . . . . . . . . . . . . . . .  17

                                  ARTICLE VIII
                                      TAXES. . . . . . . . . . . . . . . . .  17
     8.1    ELECTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     8.2    TAXES OF TAXING JURISDICTIONS. . . . . . . . . . . . . . . . . .  17
     8.3    TAX MATTERS PARTNER. . . . . . . . . . . . . . . . . . . . . . .  18
     8.4    METHOD OF ACCOUNTING . . . . . . . . . . . . . . . . . . . . . .  18

                                   ARTICLE IX
                        TRANSFER OF MEMBERSHIP INTERESTS . . . . . . . . . .  18
     9.1    ASSIGNMENT OF INTEREST . . . . . . . . . . . . . . . . . . . . .  18
     9.2    EFFECTIVE DATE OF TRANSFER . . . . . . . . . . . . . . . . . . .  18
     9.3    SUBSTITUTE MEMBER(S) . . . . . . . . . . . . . . . . . . . . . .  19
     9.4    NONSUBSTITUTED ASSIGNEES . . . . . . . . . . . . . . . . . . . .  19
     9.5    ADMISSION OF ADDITIONAL MEMBERS. . . . . . . . . . . . . . . . .  19
     9.6    UPDATING OF SCHEDULE A . . . . . . . . . . . . . . . . . . . . .  19
     9.7    PROCEDURES ON TRANSFERS OF MEMBERSHIP INTERESTS UPON
            OCCURRENCE OF TRIGGER EVENT. . . . . . . . . . . . . . . . . . .  20

                                    ARTICLE X
                           DISSOLUTION AND WINDING UP. . . . . . . . . . . .  21
     10.1   DISSOLUTION. . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     10.2   EFFECT OF DISSOLUTION. . . . . . . . . . . . . . . . . . . . . .  22
     10.3   DISTRIBUTION OF ASSETS ON DISSOLUTION. . . . . . . . . . . . . .  22
     10.4   WINDING UP AND CERTIFICATE OF DISSOLUTION. . . . . . . . . . . .  22

                                   ARTICLE XI
                                  NONDISCLOSURE. . . . . . . . . . . . . . .  22



     11.1   NONDISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . .  22
     11.2   SPECIFIC PERFORMANCE . . . . . . . . . . . . . . . . . . . . . .  23

                                   ARTICLE XII
                                    AMENDMENT. . . . . . . . . . . . . . . .  23

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS . . . . . . . . . . . .  23
     13.1   NOTICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     13.2   NO PARTNERSHIP INTENDED FOR NONTAX PURPOSES. . . . . . . . . . .  24
     13.3   RIGHTS OF CREDITORS AND THIRD PARTIES UNDER AGREEMENT. . . . . .  24
     13.4   INTERPRETATION AND SEVERABILITY OF PROVISIONS. . . . . . . . . .  24
     13.5   BINDING EFFECT . . . . . . . . . . . . . . . . . . . . . . . . .  24
     13.6   ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . .  24
     13.7   NO THIRD PARTY BENEFICIARIES . . . . . . . . . . . . . . . . . .  25
     13.8   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . .  25
     13.9   COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . .  25


            This Amended and Restated Operating Agreement of Internet Software LLC, a Delaware Limited Liability Company (the "Company"), is entered into on April 2, 1998, by and between H. Lee Browne ("Browne"), Michael Lloyd ("Lloyd"), Nicholas E.K. Heckett ("Heckett"), and Acacia Research Corporation, a California corporation ("Acacia").


                                 R E C I T A L S

            WHEREAS, Browne and Lloyd were parties to an Operating Agreement with respect to the Company, dated as of October 1, 1997 (the "Original Agreement"), which Original Agreement was amended by a Consent of Members and Amendment No. 1 to Operating Agreement of the Company, entered into as of October 27, 1997, pursuant to which amendment Heckett was admitted as a member of the Company;

            WHEREAS, the parties desire to amend and restate the Original Agreement, as amended, to, among other things, admit Acacia as a member of the Company and ratify and reflect the change of the Company's name to "Internet Software LLC."

                                A G R E E M E N T

            NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties executing this Agreement hereby agree to the terms and conditions of this agreement, as it may from time to time be amended according to its terms.


                                    ARTICLE I
                                   DEFINITIONS

            For purposes of this Agreement, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

            1.1 ACT - The Limited Liability Company Act of the State of Delaware and all amendments thereto.

            1.2 ADDITIONAL MEMBER - A Member other than an Initial Member or a Substitute Member who has acquired a Membership Interest from the Company. Additional Members may be either Regular Members or Senior Members.

            1.3 AFFILIATE - Any corporation, limited partnership, general partnership, or other entity managed or controlled by, controlling, or under common control with the Company, a Member or other Person.

            1.4 AGREEMENT - This Amended and Restated Operating Agreement, as the same may be amended from time to time.

            1.5 ARTICLES - The Certificate of Formation of this Company as properly adopted and amended from time to time by the Members and filed with the Delaware Secretary of State.

            1.6 ASSIGNEE - A transferee of a Membership Interest who has not been admitted as a Substitute Member pursuant to Section 9.3.

            1.7 BANKRUPT MEMBER - A Member with respect to which one or more of the following events has occurred: (i) the commencement of any bankruptcy or insolvency case or proceeding against such Member which shall continue and remain unstayed and in effect for a period of 60 consecutive days, (ii) the filing by such Member of a petition, answer or consent seeking relief under any applicable bankruptcy, insolvency or similar law, or (iii) the occurrence of any other event of bankruptcy listed in Section 18-304 of the Act.

            1.8 BUDGET - The budget attached hereto as Schedule C, which budget is a summary of the expenditure budget reflected in the pro forma financial statements marked "Revised 3/10/98" and contained in the summary business plan presented to the Initial Members.

            1.9 CAPITAL ACCOUNT - The account maintained for a Member or Assignee determined in accordance with Article VI.

            1.10 CAPITAL CONTRIBUTION - Any contribution of money or Property, or the obligation to contribute money or Property, by or on behalf of a Member or Assignee.

            1.11 CHANGEOVER DATE - The date if any, on which occurs the closing of the sale contemplated by Section 9.7(c).

            1.12 CODE - The Internal Revenue Code of 1986, as amended from time to time.

            1.13  COMPANY - Internet Software LLC, formed under the Act.

            1.14 COMPANY LIABILITY - Any enforceable debt or obligation for which the Company is liable or which is secured by any Company Property.

            1.15  COMPANY PROPERTY - Any Property owned by the Company.

            1.16 DISTRIBUTION - A transfer of Property or cash by the Company to a Member on account of a Membership Interest as described in Article VII.

            1.17 DISSOLUTION EVENT - An event, the occurrence of which will result in the dissolution of the Company under Article X.

            1.18 EFFECTIVE DATE - The date and time of the initial filing of the Articles with the Delaware Secretary of State.

            1.19 INITIAL CAPITAL CONTRIBUTION - The Capital Contribution agreed to be made by the Initial Members as described in Article VI.

            1.20  INITIAL MEMBERS - Browne, Lloyd, Heckett and Acacia.

            1.21 MAJORITY - The affirmative vote or consent of greater than fifty percent (50%) of the Percentage Interests of the Members, the Senior Members or the Original Members or greater than fifty percent (50%) of the individual Managers, as the case shall be.

            1.22 MANAGER - A Person selected to manage the affairs of the Company under Article V hereof.

            1.23 MEMBER - Initial Member, Senior Member, Regular Member, Substitute Member or Additional Member, and, unless the context expressly indicates to the contrary, includes Assignees.

            1.24 MEMBERSHIP INTEREST - The rights of a Member or, in the case of an Assignee, the rights of the assigning Member in Distributions (liquidating or otherwise) and allocations of the profits, losses, gains, deductions, and credits of the Company.

            1.25 NET PROFITS or NET LOSSES - For each fiscal year or other applicable period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments:

            (i) items of income that are exempt from inclusion in gross income for federal income tax purposes will be treated as income, and related deductions that are disallowed under Section 265 of the Code will be treated as deductions;

            (ii) items described in Section 705(a)(2)(B) of the Code will be treated as deductions;

            (iii) items of gain, loss, depreciation, amortization or other cost recovery deductions that would be computed by reference to the adjusted tax basis of an item of Company property for federal income tax purposes will be determined with respect to the book value of such item of property for Capital Account purposes;

            (iv) in the event the book value of any item of Company property for Capital Account purposes is revalued in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) or 1.704-1(b)(2)(iv)(e) as
     provided by Section 6.4 of this Agreement, the effects of upward or downward revaluation will be treated as gain or loss from the sale of such property; and

            (v) any items specially allocated under Article VII shall not be taken into account.

            1.26 OFFSETTABLE DECREASE - Any allocation that unexpectedly causes or increases a deficit in the Member's Capital Account as of the end of the taxable year to which the allocation relates attributable to depletion allowances under Section 1.704(b)(2)(iv)(k) of the Regulations, allocations of loss and deductions under Sections 704(e)(2) or 706 of the Code or under Section 1.751-1 of the Regulations, or distributions that, as of the end of the year are reasonably expected to be made to the extent they exceed the offsetting increases to such member's Capital Account that reasonably are expected to occur during or (prior to) the taxable years in which such distributions are expected to be made.

            1.27 ORGANIZATIONAL EXPENSES - Those expenses incurred in the organization of the Company including the costs of preparation of this Agreement and the Articles.

            1.28  ORIGINAL MEMBERS - Browne, Lloyd and Heckett.

            1.29 PATENTS - Those patents, patent applications (including patents obtained pursuant to such applications) and other intellectual property set forth on Schedule B hereto.

            1.30 PERCENTAGE INTEREST - With respect to a Member, the percentage set forth opposite its name on Schedule A or, if the Percentage Interests are being determined with respect to a group comprised of fewer than all of the Members, the percentage which the Percentage Interest of each of the members of such group bears to the total of the Percentage Interests of all members of such group.

            1.31 PERSON - An individual, trust, estate or any incorporated or unincorporated organization permitted to be a member of a limited liability company under the Act.

            1.32 PROCEEDING - Any administrative, judicial, or other adversary proceeding, including without limitation, litigation, arbitration, administrative adjudication, mediation, and appeal or review of any of the foregoing.

            1.33 PROPERTY - Any property real or personal, tangible or intangible, including any legal or equitable interest in such property, but excluding money and promises to perform services in the future.

            1.34 REGULAR MEMBERS - Those persons whose Membership Interests are specifically designated to be "Regular" and to carry no management or control rights in the Company.

            1.35 REGULATIONS - Except where the context indicates otherwise, the permanent, temporary, proposed, or proposed and temporary regulations of Department of the Treasury under the Code as such regulations may be lawfully changed from time to time.

            1.36 REVALUATION EVENT - Either (i) the liquidation of the Company (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)); or
(ii) the contribution of more than a DE MINIMIS amount of money or property by a new or existing member or the distribution of more than a DE MINIMIS amount of money or property to a retiring or continuing Member where such contribution or distribution alters the Percentage Interest of any Member.

            1.37 SENIOR MEMBERS - The Initial Members and any other Person who, with the unanimous consent of the Initial Members, is issued a Membership Interest which is specifically designated to be "Senior" and to carry the management and control rights set forth herein.

            1.38 STRATEGIC INVESTOR - A person or entity (excluding any Affiliate of a Member) which acquires an interest in the Company with a view toward benefitting from the strategic relationship of the products and/or services of the Company to a business of such acquiror, and not solely with a view toward deriving economic benefit directly from the investment in the interest acquired.

            1.39 STRATEGIC TRANSACTION - (a) An initial public offering of ownership interests in the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended, or (b) the acquisition by a Strategic Investor for cash of an ownership interest (or option or right to acquire such an interest) in the Company in an offering or acquisition, as the case may be, in which the implicit value of the Company as a whole based on such offering or acquisition equals or exceeds *** and in which ownership interests (or options or rights to acquire such interests) representing at least 10% of the total ownership interests in the Company are issued.

            1.40 SUBSTITUTE MEMBER - An Assignee who has been admitted to all of the rights of membership pursuant to Section 9.3.


------------------
     *** Confidential portions omitted and filed separately with the Commission pursuant to Rule 24b-2.

            1.41 SUPERMAJORITY - The affirmative vote or consent of greater than eighty percent (80%) of the Percentage Interests of the Members or the Senior Members, as the case may be, provided that: (i) for purposes of any decision, consent or approval made on or prior to the Trigger Date in connection with a Strategic Transaction, the term "Supermajority" shall mean the affirmative vote or consent of greater than eighty percent (80%) of the Percentage Interests of the Senior Members other than Acacia; and (ii) for purposes of any decision, consent or approval in connection with any matter described in Section 4.1(a), 4.1(c), 4.1(d), 4.1(e), 4.1(f), 4.1(g), 4.1(h)
or 4.1(j), unless relating to the sale, transfer or disposition of the Company or its assets in its or their entirety in a transaction in which the implicit value of the Company is at least *** or unless relating to matters described in the proviso in Section 4.1 which addresses Strategic Transactions, the term Supermajority shall mean the affirmative vote or consent of greater than eighty percent (80%) of the Percentage Interests of the Initial Members.

            1.42 TAXABLE YEAR - The taxable year of the Company as determined pursuant to Section 706 of the Code.

            1.43 TAXING JURISDICTION - Any state, local or foreign government that collects tax, interest or penalties, however, designated, on any Member's share of the income or gain attributable to the Company.

            1.44  TRIGGER DATE - As defined in Section 9.7(b).

            1.45  TRIGGER EVENT - As defined in Section 9.7(a).


                                   ARTICLE II
                                    FORMATION

            2.1 ORGANIZATION - The Company was organized as a limited liability company pursuant to the provisions of the Act, effective on the Effective Date. The parties are hereby amending and restating the Original Agreement, as amended, to, among other things, admit Acacia as a Member and ratify the change in the Company's name as provided in Section 2.2.

            2.2 NAME - The name of the Company is "Internet Software LLC" and all business of the Company shall be conducted under that name or under any other name determined by a Majority of the Senior Members, but in any case, only to the extent permitted by applicable law. The name of the Company under the Original Agreement was "Greenwich Technologies, LLC" which name was changed pursuant to an amendment to the Company's Articles of Organization which was filed with the Delaware Secretary of State on March 10, 1998, and was further changed to the present name pursuant to an amendment to the Company's Articles of Organization which was filed with the Delaware Secretary of State on April 2, 1998. The members hereby ratify and approve the foregoing.

------------------
     *** Confidential portions omitted and filed separately with the Commission pursuant to Rule 24b-2.

            2.3 TERM - The Company shall be dissolved and its affairs wound up in accordance with the Act and this Agreement on December 31, 2047, unless the term shall be extended by amendment to this Agreement and the Articles of Organization, or unless the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or Article XI of this Agreement.

            2.4 REGISTERED AGENT AND OFFICE - The registered agent for the service of process and the registered office shall be that Person and location reflected in the Articles as filed in the office of the Delaware Secretary of State. The Senior Members may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Senior Members shall promptly designate a replacement registered agent or file a notice of change of address as the case may be. If the Senior Members shall fail to designate a replacement registered agent or change of address of the registered office, the Senior Members may designate a replacement registered agent or file a notice of change of address.

            2.5 PRINCIPAL OFFICE - The principal office of the Company shall be located at 2 Soundview Drive, Greenwich, CT 06830, but shall be subject to change in the discretion of the Senior Members.

            2.6 BUSINESS PURPOSE - The Company may engage in any lawful business relating to the *** and in any other lawful activities determined by the Managers to be necessary or advisable in relation thereto. The Company shall have the authority to do all things necessary or convenient to accomplish its purpose and operate its business as described in this Section
2.7. The authority granted to the Managers hereunder to bind the Company shall be limited to actions necessary or convenient to this business.

            2.7 NAMES AND ADDRESS OF INITIAL MEMBERS - The names and addresses of the Initial Members are as reflected on Schedule A attached hereto and by this reference are made a part hereof as if set forth fully herein. Acacia is hereby admitted as a Member and a Senior Member effective as of the date on which Acacia makes its initial Capital Contribution as provided in
Section 6.1 of this Agreement.

            2.8 LIMITED LIABILITY COMPANY AGREEMENT - This Agreement shall be the Company's "limited liability company agreement" for all purposes under the Act.

------------------
     *** Confidential portions omitted and filed separately with the Commission pursuant to Rule 24b-2.

                                   ARTICLE III
                           RECORDS AND ADMINISTRATION

            3.1   RECORDS AND FINANCIAL STATEMENTS.

                  (a) The Company shall maintain true and proper books, records, reports, and accounts in which shall be entered all transactions of the Company as well as such other information as is described in Section 18-305(a)(1)-(5) of the Act. Such books, records, reports and accounts shall be located at the principal place of business of the Company and shall be available to any Member for inspection and copying at reasonable intervals during the Company's normal business hours.

                  (b) The Managers shall maintain this Agreement and shall update this Agreement (including all schedules and exhibits attached thereto) promptly upon receipt of new information relating thereto. This Agreement shall be deemed to be appropriately updated concurrently with any change in the status of a Member pursuant to the terms of this Agreement and shall be treated as records of the Company for purposes of Section 3.1(a).

                  (c) The Company shall supply all other information reasonably necessary to enable the Members to prepare their Federal income tax returns and (upon request therefor) to comply with other reporting requirements imposed by law.

                  (d) Without limiting the foregoing, (i) within 75 days after the end of each fiscal year of the Company, the Company shall cause to be prepared and distributed to each Member audited financial statements (including an income statement and balance sheet) as at and for the year then ended prepared in accordance with generally accepted accounting principles and (ii) within 30 days after the end of each fiscal quarter, the Company shall cause to be prepared and distributed to each Member unaudited financial statements as at and for the quarter then ended.

            3.2 SPECIAL POWER OF ATTORNEY - Each Member hereby grants to the Chief Executive Officer a special power of attorney (with full rights of assignment) irrevocably appointing the Chief Executive Officer as the granting Member's attorney-in-fact with power and authority to execute and acknowledge, in the granting Member's name and on its behalf, (i) any document required or desirable to be executed, filed, recorded or amended in connection with the formation, operation or dissolution of the Company, subject to any approval requirement contained in this Agreement or the Act, and (ii) such documents as may be necessary or desirable, as determined by the Chief Executive Officer, in his reasonable discretion, to comply with legal requirements applicable to the formation, operation or dissolution of the Company or otherwise give effect to the terms of this Agreement. Such special power of attorney is coupled with an interest and shall not be revoked by the bankruptcy, death, disability or other event of legal incapacity of the granting Member.

            3.3 CONFIDENTIALITY - The Members acknowledge and agree that all information provided to them by or on behalf of the Company concerning the business of the Company shall be deemed strictly confidential and shall not, except as required by law, be disclosed to any person (other than a Member) without the prior consent of the Senior Members. The Members acknowledge that Acacia is a public company and has disclosure obligations relating to its investment in the Company. The Senior Members hereby consent to the disclosure by each Member of Company information to such Member's accountants, attorneys and similar advisors bound by a duty of confidentiality; moreover, the foregoing requirements of this Section 3.3 shall not apply to a Member with regard to any information that becomes publicly known or available in the absence of any improper or unlawful action on the part of such Member (including, without limitation, any action in violation of this Section 3.3).

            3.4 DISCLOSURES - Each Member shall furnish any data with respect to itself reasonably required in connection with the formation, operation or dissolution of the Company.


                                   ARTICLE IV
                          RIGHTS AND DUTIES OF MEMBERS

            4.1 MANAGEMENT RIGHTS OF SENIOR MEMBERS - All Senior Members (other than Assignees) shall be entitled to vote on any matter submitted to a vote of the Members. In order for the following actions to be taken (other than any of such actions which are reasonably required to effect, and are directly related to, the issuance of Membership Interests in connection with a Strategic Transaction prior to the Trigger Date and the admission of the Strategic Investor as a Member), a Supermajority of the Senior Members must consent thereto:

            (a)   amending this Agreement; or

            (b)   continuing the Company after a Dissolution Event; or

            (c)   admitting Additional Members; or

            (d) selling (i) all or substantially all of Company Property not in the ordinary course of the Company's business, or (ii) any or all of the Company's right, title and interest in and to the Patents (other than the licensing of the Patents in the ordinary course of the Company's business on terms fair and reasonable to the Company); or

            (e) merging, consolidating, liquidating, winding-up or dissolving the Company; or

            (f) entering into, by the Company, of any transaction with any of its or any Affiliates' managers, officers, directors, employees or Affiliates except under terms no less favorable than the terms of such a transaction with an unrelated third party, or except as expressly contemplated by this Agreement; or

            (g) the issuance of any equity of the Company ("Equity"), including Equity issued upon the conversion of any bonds, debentures or other securities of the Company and fixing the consideration to be received by the Company for the issuance of Equity; or

            (h) the issuance of any options, warrants or rights to purchase or otherwise acquire Equity; or

            (i) entering into any transaction or series of related transactions involving an aggregate amount to be paid or received by the Company in excess of $250,000 unless pursuant to the Budget and unless such transaction(s) are contemplated by such budget to occur within one year from the date of this Agreement; or

            (j)   any equity split or recapitalization of the Company.

            4.2 MANAGEMENT RIGHTS OF REGULAR MEMBERS - Regular Members shall have no right to participate in the management of the Company or to vote on any matter submitted to the Members for their consent.

            4.3 LIABILITY OF MEMBERS - No Member shall be liable as such for the liabilities of the Company. The failure of a limited liability company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of this Company.

            4.4 INDEMNIFICATION - In the absence of fraud, material breach of fiduciary duty, willful violation of this Agreement, or other willful misconduct on the part of a Member (which malfeasance shall have given rise to the matter at issue), the Company shall indemnify and hold each Member harmless from and against any loss, expense, damage or injury suffered or sustained by any of them by reason of any acts, omissions, or alleged acts or omissions arising out of any activity performed or not performed by, for, on behalf of, or otherwise related to the interests of the Company. This indemnification shall include, but not be limited to, (i) payment of reasonable attorneys' fees and other expenses incurred in settling any claim or threatened action (where such settlement is approved by counsel to the Company) or in connection with any legal proceeding, and (ii) the removal of any liens affecting the property of a Member.

            4.5 REPRESENTATIONS AND WARRANTIES - Each Member, and, in the case of an organization, the person(s) executing this Agreement on behalf of the organization, hereby represent and warrant to the Company and each other Member that: (a) if such Member is an organization, that it is duly organized, validly existing, and in good standing under the law of its state of organization and that it has full organizational power to execute and agree to this Agreement and to perform its obligations hereunder; (b) the Member is acquiring its interest in the Company for the Member's own account as an investment and without an intent to distribute the interest; and (c) the Member acknowledges that the interests have not been registered or qualified under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or qualification or the availability of an exemption from such requirements.

            4.6 CONFLICTS OF INTEREST - A Member does not violate a duty or obligation to the Company merely because the Member's conduct furthers the Member's own interest. A Member may lend money to and transact other business with the Company. The rights and obligations of a Member who lends money to or transacts business with the Company are the same as those of a person who is not a Member, subject to other applicable law. No transaction with the Company shall be voidable solely because a Member has a direct or indirect interest in the transaction if either (i) the transaction is fair to the Company, or
(ii) the disinterested Managers or disinterested Senior Members, in either case knowing the material facts of the transaction and the Member's interest, authorize, approve, or ratify the transaction.


                                    ARTICLE V
                                    MANAGERS

            5.1   MANAGERS - Subject to Section 4.1 and the last sentence of
Section 5.4, any decisions concerning the business affairs of the Company shall be made by the Managers, or their designees. The Company shall have three Managers, provided that following the Changeover Date the Company shall have five Managers, unless a different number is designated by a Supermajority of the Senior Members. The Managers shall hold office until removed by the affirmative vote of a Supermajority of the Senior Members or he/she resigns. A new Manager shall be elected by the affirmative vote of a Supermajority of the Senior Members. Notwithstanding the preceding, Acacia, so long as it retains a Percentage Interest of at least 10%, shall have the right to appoint one of the Managers up to and including the Changeover Date and three of the Managers following the Changeover Date, and to remove and replace such appointee (provided that until the Trigger Date Acacia's appointee shall be Paul R. Ryan, so long as he is able to serve). The initial Managers shall be Browne, Lloyd and Paul R. Ryan.

            The Managers (acting by a Majority) shall establish the policies and procedures for the management of the business and affairs of the Company, and shall be charged with oversight of the Company's operations and affairs. The Managers shall delegate to the Chief Executive Officer responsibility for the management and direction of the day-to-day activities of the Company. At all times during which a duly appointed Chief Executive Officer is acting in such capacity for and on behalf of the Company, no individual Manager other than the Chief Executive Officer shall take any action for or on behalf of the Company except as expressly provided for in this Agreement. Each of Browne and Lloyd shall also hold the title of Co-Chairman of the Company during their term as Managers.

            5.2 VOTING; APPOINTMENT OF CHIEF EXECUTIVE OFFICER - Each Manager shall have one vote. The Managers shall determine the overall policy of the Company and shall appoint and entrust a chief executive officer (the "Chief Executive Officer") with sufficient powers required to carry into effect such policy and to administer all the affairs of the Company.

            5.3 CHIEF EXECUTIVE OFFICER - The Chief Executive Officer shall be appointed by the Managers. The Chief Executive Officer shall direct the day-to-day activities of the Company. The Chief Executive Officer shall report on his or her activities to the Managers quarterly or more frequently as determined by the Managers. The initial Chief Executive Officer shall be Browne.

            5.4 AUTHORITY OF CHIEF EXECUTIVE OFFICER TO BIND THE COMPANY - Subject to Sections 4.1, 5.1 and 5.5, the Chief Executive Officer or his or her designated chief operating officer (the "Chief Operating Officer"), shall have the power, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company, including, without limitation:

                  (a) the institution, prosecution and defense of any Proceeding in the Company name;

                  (b) the purchase, receipt, lease or other acquisition, ownership, holding, improvement, use and other dealing with, Property, wherever located;

                  (c) the sale, conveyance, mortgage, pledge, lease, exchange, and other disposition of Property;

                  (d) the entering into contracts (other than for guarantees, borrowing money, issuing notes, bonds and other debt obligations, and securing any of the Company's obligations by mortgage or pledge of any of its Property or income);

                  (e)    the investment and reinvestment of the Company's funds;


                  (f) the conduct of the Company's business, the establishment of Company offices, and the exercise of the powers of the Company within or without the State of Delaware;

                  (g) the appointment of employees and agents of the Company, the defining of their duties, the establishment of their compensation;

                  (h) the payment or donation, or any other act that furthers the business and affairs of the Company;

                  (i) the purchase of insurance on the life of any of its Managers, or employees for the benefit of the Company;

                  (j) the participation in partnership agreements, joint ventures, or other associations of any kind with any person or persons; or

                  (k)    the indemnification of Managers or any other Person.

     The Chief Executive Officer shall have the power and authority, without the further consent or approval of the Managers, the Members or the Senior Members, and notwithstanding any other provision of this Agreement, to take any of the foregoing actions (or any other action) which is contemplated by, or does not materially vary from, the Budget to the extent the Budget contemplates that such action will be taken within one year from the date of this Agreement.

            5.5 CONSULTATION WITH MEMBERS - Notwithstanding Section 5.4, the Chief Executive Officer and Managers must consult with the Senior Members prior to taking any of the following actions:

                  (a) The approval of a budget for the ensuing financial period;

                  (b) Any mortgage, lien, charge, pledge, creation of a security interest, or encumbrance on or in any Company Property with a fair market value in excess of $500,000; or

                  (c) The creation, incurrence, assumption, guarantee or liability for, contingently or otherwise, by the Company or any of its Affiliates, of any indebtedness which in the aggregate exceeds $500,000.

For purposes of this Section 5.5, the term "consult" does not require the approval or the consent of each of the Senior Members in order for the Managers to take the actions set forth in this Section 5.5.

            5.6 COMPENSATION OF MANAGERS - Each Manager shall be reimbursed for all reasonable expenses incurred by such Manager in managing the Company and shall be entitled to compensation, if any, in an amount to be determined from time to time by a Majority of the Managers, subject to the terms of any agreement of employment or retention between the Company and such Manager.

            5.7 MANAGERS' STANDARD OF CARE - A Manager's duty of care in the discharge of the Manager's duties to the Company and the Members is limited to refraining from engaging in grossly negligent or reckless conduct, intentional misconduct, or a knowing violation of law. In discharging its duties, a Manager shall be fully protected in relying in good faith upon the records required to be maintained under Article IV and upon such information, opinions, reports or statements by any of its other Managers, Members, or agents, or by any other person, as to matters the Manager reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

            5.8 INDEMNIFICATION - In the absence of fraud, material breach of fiduciary duty, willful violation of this Agreement, or other willful misconduct on the part of the Chief Executive Officer, the Chief Operating Officer or any Manager (which malfeasance shall have given rise to the matter at issue), the Company shall indemnify and hold such person harmless from and against any loss, expense, damage or injury suffered or sustained by any of them by reason of any acts, omissions, or alleged acts or omissions arising out of any activity performed or not performed by, for, on behalf of, or otherwise related to the interests of the Company. This indemnification shall include, but not be limited to, (i) the payment of reasonable attorneys' fees and other expenses incurred in settling any claim or threatened action (where such settlement is approved by counsel to the Company) or in connection with any legal proceeding, and (ii) the removal of any liens affecting the property of the Chief Executive Officer, the Chief Operating Officer or any Manager.


                                   ARTICLE VI
                       CONTRIBUTIONS AND CAPITAL ACCOUNTS

            6.1 INITIAL CONTRIBUTIONS - Each of the Original Members has heretofore made the Capital Contribution described for that Member on Schedule
A. Acacia is making the Capital Contribution described for it at the time and on the terms specified on Schedule A. The value of the Capital Contributions shall be as set forth on Schedule A. No interest shall accrue on any Capital Contribution and no Member shall have the right to withdraw or be repaid any Capital Contribution except as provided in this Agreement.

            6.2 ADDITIONAL CAPITAL CONTRIBUTIONS - No Member shall be required to make any additional Capital Contributions to the Company. Subject to Section 4.1, the Managers may at any time cause the Company to seek additional Capital Contributions to the Company by issuing additional Membership Interests. Such additional Membership Interests shall have such attributes and shall be issued at such price and upon such terms as shall be so approved; PROVIDED, HOWEVER, that the admission of any new Members shall be subject to the other provisions of this Agreement. Without limiting the foregoing, such price and terms may differ in any and all respects from the price and terms at which Membership Interests were issued or sold to the Members hereunder. The Managers shall do all things necessary to comply with the Act in connection with the issuance of such additional Membership Interests. Subject to the exceptions set forth below, each Member shall have the preemptive right to purchase such additional Membership Interests up to its Percentage Interest, all for the same price and upon the same terms for such proposed issuance as shall be so approved. The Managers shall give written notice to each Member at least thirty (30) days prior to the issuance of any additional Membership Interests. Each such Member who intends to purchase a portion of the additional Membership Interests shall, within twenty (20) days of receipt of such written notice from the Managers, deliver written notice of such intention to the Managers. The failure of such a Member to give such notice of his or its intention to purchase additional Membership Interests shall be deemed to be (i) a waiver of such Member's right to purchase additional Membership Interests, (ii) a consent to the admission of any purchaser as a Member and (iii) a consent to the amendment to this Agreement to provide for such additional Membership Interests. The closing of the purchase of such additional Membership Interests shall be held at such time and place as the Managers shall determine. If the Company does not issue any of such additional Membership Interests within 180 days following the twenty (20) day period after receipt of the notice referred to above at a price and on terms no less favorable to the Company than the price and terms as shall have been so approved, the Company may not issue such additional Membership Interests without first complying with this Section 6.2, as if such additional
Membership Interests were first being proposed for issuance. The foregoing provisions of this Section 6.2 shall be inapplicable to the issuance of interests in the Company in a Strategic Transaction and no Member shall have a pre-emptive right to participate in such a transaction.

            6.3 NO INCREASE OF PERCENTAGE INTEREST - No loan or loans made by any Member to the Company shall increase any such Member's Percentage Interest.

            6.4 MAINTENANCE OF CAPITAL ACCOUNTS - The Company shall establish and maintain Capital Accounts for each Member and Assignee. Each Member's Capital Account shall be increased by (1) the amount of any money actually contributed by the Member to the capital of the Company, (2) the fair market value of any Property contributed, as determined by the Company and the contributing Member at arm's length at the time of contribution (net of liabilities assumed by the Company or subject to which the Company takes such Property, within the meaning of Section 752 of the Code), and (3) the Member's share of Net Profits and of any separately allocated items of income or gain. Each Member's Capital Account shall be decreased by (1) the amount of any money actually distributed to the Member from the capital of the Company, (2) the fair market value of any Property distributed to the Member, as determined by the Company and the distributing Member at arm's length at the time of distribution (net of liabilities of the Company assumed by the Member or subject to which the Member takes such Property within the meaning of Section 752 of the Code), and
(3) the Member's share of Net Losses and of any separately allocated items of deduction or loss.

            6.5   REVALUATION OF COMPANY PROPERTY.

            (a) Upon the occurrence of a Revaluation Event, the Company shall revalue all Company Property (whether tangible or intangible) for Capital Account purposes to reflect their respective fair market values (as reasonably determined by the Managers) immediately prior to the Revaluation Event, and the Capital Account of each Member shall be adjusted to account for that Member's allocable share (as determined under Article VII below) of the Net Profits or Net Losses that would have been realized by the Company had it sold all such property at their respective fair market values.

            (b) If the Company at any time distributes any of its assets in-kind to any Member, the Capital Account of each Member shall be adjusted to account for that Member's allocable share (as determined under Article VII below) of the Net Profits or Net Losses that would have been realized by the Company had it sold the assets that were distributed at their respective fair market values immediately prior to their distribution.

            6.6 COMPLIANCE WITH SECTION 704(b) OF THE CODE - The provisions of this Article VI as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified to cause the allocations of profits, losses, income, gain and credit pursuant to Article VII to have substantial economic effect under the Regulations promulgated under
Section 704(b) of the Code, in light of the distributions made pursuant to Articles VII and VIII and the Capital Contributions made pursuant to this
Article VI. Notwithstanding anything herein to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member to make a Capital Contribution in excess of the Initial Contribution.


                                   ARTICLE VII
                          ALLOCATIONS AND DISTRIBUTIONS

            7.1 ALLOCATIONS OF NET PROFITS AND NET LOSSES FROM OPERATIONS - After the allocation in Section 7.2, Net Profits and Net Losses for any final year or other period, shall be allocated among the Members in proportion to their Percentage Interests.

            7.2   SPECIAL ALLOCATION.

            (a) QUALIFIED INCOME OFFSET. In the event any Member, in such capacity, unexpectedly receives an Offsettable Decrease, such Member will be allocated items of income and gain (consisting of a pro rata portion of each item of partnership income and gain for such year) in an amount and manner sufficient to offset such Offsettable Decrease as quickly as possible.

            (b) CORRECTIVE ALLOCATION. In the event any allocation of income or gain is made pursuant to Section 7.2(a), then items of income, gain, loss or deduction shall be specially allocated among the Members in such a manner so as to cause the Capital Account balances of the Members to equal the amounts the Capital Account balances would have been if the allocation under Section 7.2(a) had not occurred.

            7.3 ALLOCATION FOR TAX PURPOSES - Except as otherwise provided herein, each item of income, gain, loss and deduction for federal and state income tax purposes shall be allocated among the Members in the same manner as its correlative item of income, gain, loss or deduction is allocated for Capital Account purposes pursuant to Sections 7.1 and 7.2 above; provided, however, that in the event that the book value of an item of Company property for Capital Account purposes differs from its adjusted basis for federal income tax purposes, the allocations of depreciation, amortization, cost recovery deductions, and gain or loss with respect to such property will be made for federal income tax purposes in a manner that takes into account the variation of such book value and adjusted tax basis in accordance with
Section 704(c)(1)(A) of the Code and Treasury Regulations Section 1.704-1(b)(4)(i). The Company will select the "remedial method" for making any such allocations pursuant to Treasury Regulations Section 1.704-3(d).

            7.4 TRANSFERS OF INTEREST - Upon the transfer of or other change in the Members' Percentage Interests during any fiscal year or other period, the Company shall allocate Net Profits or Net Loss or other items of income, gain, loss or deduction among the Members in a manner that takes into account their varying Percentage Interests pursuant to the "interim closing of the books method" pursuant to Code Section 706 and the Treasury Regulations thereunder.

            7.5 INTERIM DISTRIBUTIONS - Subject to Section 7.6 and only to the extent cash is available for such purpose (as determined in the reasonable judgment of the Managers), the Company shall distribute to the Members in proportion to their Percentage Interests not less than 40% of the taxable income of the Company for such year. Such distributions shall be made in a timely fashion to allow the Members to satisfy their estimated, as well as annual, tax payment obligations relating to their allocable shares of such taxable income, but only to the extent cash is available for such purpose. Any other distributions may, in the Managers' sole and absolute discretion, be made to the Members in accordance with their Percentage Interests.

            7.6 LIMITATIONS ON DISTRIBUTIONS - No distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of all liabilities of the Company, except liabilities to Members in respect of their Capital Accounts.



                                  ARTICLE VIII
                                      TAXES

            8.1 ELECTIONS - The Managers may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.

            8.2 TAXES OF TAXING JURISDICTIONS - To the extent that the law of any Taxing Jurisdiction so requires, each Member requested to do so by the Managers will submit an agreement indicating that the Member will make timely income tax payments to the Taxing Jurisdiction and that the Member accepts personal jurisdiction of the Taxing Jurisdiction with regard to the collection of income taxes attributable to the Member's income, and interest, and penalties assessed on such income. If the Member fails to provide such agreement, the Company may withhold and pay over to such Taxing Jurisdiction the amount of tax, penalty and interest determined under the laws of the Taxing Jurisdiction with respect to such income. Any such payments with respect to the income of a Member shall be treated as a distribution for purposes of Article VII. The Company may, where permitted by the rules of any taxing Jurisdiction, file a composite, combined or aggregate tax return reflecting the income of the Company and pay the tax, interest and penalties of some or all of the Members on such income to the Taxing Jurisdiction, in which case the Company shall inform the Members of the amount of such tax interest and penalties so paid.

            8.3 TAX MATTERS PARTNER - Browne shall act as tax matters partner of the Company pursuant to Section 6231(a)(7) of the Code. Browne shall take such actions as may be necessary to cause each other Member to become a notice partner within the meaning of Section 6223 of the Code. Any Member who is designated tax matters partner may not take any action contemplated by Code Sections 6222 through 6232 without the consent of Browne.

            8.4 METHOD OF ACCOUNTING - The records of the Company shall be maintained in accordance with Generally Accepted Accounting Principles using such appropriate method of accounting as is selected by the Managers.



                                   ARTICLE IX
                        TRANSFER OF MEMBERSHIP INTERESTS

            9.1 ASSIGNMENT OF INTEREST - No Member shall (voluntarily, involuntarily or by operation of law), without the express written consent of each of the Senior Members which may be withheld in their sole discretion, give, sell, assign, transfer, mortgage, hypothecate, encumber, bequeath or devise its Membership Interest, and no Member or assignee of a Membership Interest shall permit any person or group of persons acting in concert to acquire beneficial ownership of 50% or more of the outstanding voting securities of such Member or assignee (any such disposition is hereinafter referred to as a "transfer"). Any purported transfer of all or any portion of a Membership Interest without such written consent shall be void and of no effect against the Company or the other Members. Notwithstanding the foregoing, a Member shall have the right, without compliance with the foregoing terms of this Section 9.1, to transfer all, but not less than all, of its Membership Interest to any Affiliate in which the Member is the owner of a one hundred percent (100%) equitable interest in such entity; provided, however, each of the Senior Members shall be entitled to transfer to any Affiliate its Membership Interest, but shall not be entitled to transfer any of its rights to participate in the management of the Company.

            9.2 EFFECTIVE DATE OF TRANSFER - Every transfer of a Membership Interest shall be deemed to be effective, and the allocation of cash profits and losses pertaining to such Membership Interest shall be allocated between the transferor and transferee, as of the close of business on the day in which such transfer shall have occurred. The profits, gains, losses, deductions and credits of the Company for the fiscal year during which such transfer occurs shall be allocated between or among the respective parties or the Members in a manner which is consistent with the interim closing of the books method under
Section 706(c) and the Treasury Regulations thereunder, and the Capital
Account of the transferor Member that is attributed to the transferred interest shall be determined and maintained in accordance with the provisions of Section 704(b) of the Code.

            9.3 SUBSTITUTE MEMBER(S) - No assignee of a Membership Interest under Section 9.1, other than one who is already a Member, shall have the right to become a Member ("Substitute Member") in place of its transferor unless and until all of the following conditions are satisfied:

                  (a) The transferor and Assignee have executed and delivered to the remaining Senior Members a written instrument of assignment, fully executed and acknowledged, setting forth the intention of the transferor and Assignee that the Assignee become a Substitute Member in the transferor's place;

                  (b) The transferor and Assignee have executed and acknowledged such other instruments as the remaining Senior Members may deem necessary or advisable to effect the admission of such person as a Substituted Member in accordance with the provisions of applicable law, including without limitation, the written acceptance and adoption by such person of the provisions of this Agreement; and

                  (c) A Majority of the Members, and each of the Senior Members, have consented in writing to the admission of such person as a Substitute Member, which consent may be withheld in each Member's or Senior Member's sole and absolute discretion.

            9.4 NONSUBSTITUTED ASSIGNEES - Any Assignee who has not become a Substitute Member pursuant to this Article IX shall be deemed to take only the right of its assignor or transferor to share in profits, losses and distributions of the Company, but shall acquire no right to any legal interest in the Company nor the right to exercise any power granted to a Member under this Agreement.

            9.5 ADMISSION OF ADDITIONAL MEMBERS - Additional Members or Senior Members shall not be admitted to the Company except with the written consent of a Supermajority of the Senior Members and, upon the admission of such Additional Members, the Membership Interests of all then-existing Members, both Senior and Regular, shall be diluted pro rata as a result of the admission of such Additional Members.

            9.6 UPDATING OF SCHEDULE A - The Senior Members shall amend Schedule A hereto by means of a signed writing each time there is an addition or removal of a Member, a change in the Capital Contribution made by any Member or a change in the Percentage Interest of any Member.

            9.7 PROCEDURES ON TRANSFERS OF MEMBERSHIP INTERESTS UPON OCCURRENCE OF TRIGGER EVENT

                  (a) For purposes of this Section 9.7, the "Trigger Event" shall have occurred if, as of the Trigger Date, (i) the Company has not effected a Strategic Transaction or (ii) there is not in effect an agreement or letter of intent to effect a Strategic Transaction, provided that, if the transaction contemplated by such agreement or letter of intent is not consummated within six months after the original Trigger Date, then the Trigger Event shall be the earlier of the expiration of such six-month period or the termination of the transaction contemplated thereby, and the Trigger Date shall be the last day of such period.

                  (b) For purposes of this Section 9.7, the "Trigger Date" shall be defined to mean the date on which the Fair Market Value of the Company is determined in accordance with Section 9.7(c)(iii).

                  (c)    (i)    If the Trigger Event occurs, then Acacia
(provided Acacia is then a Senior Member) shall have the right and option to purchase from the Original Members for cash such of the Membership Interests of the Original Members as is necessary to permit Acacia to be the holder of 51% of the Membership Interests. Such option shall be exercised by delivery of a written notice (the "Purchase Notice") to the Company and each of the Original Members within 30 days after the determination of the Fair Market Value pursuant to Section 9.7(c)(iii).

                         (ii)   Notwithstanding the preceding, if Acacia
delivers the Purchase Notice, a Majority of the Original Members may, by delivery of written notice (the "Put Notice") to the Company and each other Member within 30 days following delivery of the Purchase Notice, require Acacia to purchase from the Original Members up to all of the Membership Interests then held by the Original Members for shares of Acacia voting common stock and/or cash in such proportion as the Original Members may, in their discretion, determine provided that the Original Members shall not have the right to require Acacia to pay cash in an amount greater than that payable pursuant to clause (i) above. If so requested by the Original Members, Acacia shall use its best efforts to effect such transaction as a reorganization within the meaning of Section 368(a) of the Code.

                         (iii)  The purchase price for a Membership Interest
purchased pursuant to this Section 9.7 shall be equal to the product of (A) the Percentage Interest represented by such Membership Interest times (B) the Fair Market Value of the Company. For this purpose, "Fair Market Value" shall mean, a price agreed to between Acacia and a Majority of the Senior Members (other than Acacia), or if such agreement is not reached within 20 days following delivery of the notice referred to in the proviso to this sentence, the fair market value of the Company as determined by a nationally recognized independent investment banking or appraisal firm familiar with the industry in which the Company is engaged in business, provided that there shall be no obligation to determine the Fair Market Value unless Acacia gives written notice of its desire to have the Fair Market Value determined within 30 days after the date which is 18 months after the date of this

Agreement. Such firm shall be selected by mutual agreement of Acacia and a Majority of the Original Members, which selection shall be made within 15 days following delivery of the Purchase Notice. Such firm shall within 30 days following its selection deliver its written opinion (the "Fair Market Value Notice") of the fair market value of the Company, assuming a sale of the Company pursuant to an active marketing process. The Company and its Managers and officers shall cooperate with such firm to provide all requested information relating to the business and prospects of the Company. The fees and expenses of such firm shall be borne by Acacia.

                  (d) Sales of Membership Interests under this Section 9.7 shall be made at the offices of the Company on a mutually satisfactory business day within 120 days after the Trigger Date. Delivery of any certificates or other instruments evidencing such Membership Interests, free and clear of all liens, claims, encumbrances and adverse interests of any kind (other than hereunder), and duly endorsed for transfer to Acacia shall be made on such date against payment of the purchase price therefor. The selling Members shall make all customary and usual representations and warranties to permit such transaction to be effected as a private placement or other transaction eligible for a regulatory exception to the registration requirements of applicable federal and state securities laws and/or as a tax-free reorganization. Unless the selling Members otherwise agree, all such sales shall be made by the selling Members pro rata in accordance with their respective Percentage Interests.

                  (e) The selling Members shall have registration rights with respect to any and all shares of Acacia stock received pursuant hereto in accordance with the terms of Schedule D.

                  (f) References in this Section 9.7 to the Company and Membership Interests and assets thereof shall be deemed to include any successor to the Company and the equity interests and assets of such successor.



                                    ARTICLE X
                           DISSOLUTION AND WINDING UP

            10.1 DISSOLUTION - The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events (which shall constitute Dissolution Events):

                  (a) the expiration of the Term, unless the business of the Company is continued with the unanimous written consent of the Senior Members;

                  (b) the written consent of a Supermajority of the Senior Members; or

                  (c)    the entry of a decree of judicial dissolution under
Section 18-802 of the Act.

            10.2 EFFECT OF DISSOLUTION - Upon dissolution, the Company shall cease the carrying on (as distinguished from the winding up) of the Company's business, but the Company is not terminated, and continues until the winding up of the affairs of the Company is completed and the Certificate of Dissolution has been issued by the Secretary of State.

            10.3 DISTRIBUTION OF ASSETS ON DISSOLUTION - Upon the winding up of the Company, the Company Property shall be distributed:

                  (a) to creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of Company Liabilities;

                  (b) to Members in accordance with positive Capital Account balances taking into account all Capital Account adjustments for the Company's taxable year in which the liquidation occurs, provided that distributions shall first be made to those Members who contributed cash to the capital of the Company to the extent of, and in proportion to, the difference between the amount of cash so contributed and the amount of distributions theretofore made to such Members (for purposes of which, distributions other than liquidating distributions made to Members who contributed both cash and other property shall be deemed to have been proportionately made in respect of cash and property other than cash). Liquidation proceeds shall be paid within 60 days of the end of the Company's taxable year or, if later, within 90 days after the date of liquidation.
Such distributions shall be in cash or Property (which need not be distributed proportionately) or partly in both, as determined by the Managers.

            10.4 WINDING UP AND CERTIFICATE OF DISSOLUTION - The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Members. Upon the completion of winding up of the Company, a certificate of dissolution shall be delivered to the Secretary of State for filing. The certificate of dissolution shall set forth the information required by the Act.



                                   ARTICLE XI
                                  NONDISCLOSURE

            11.1 NONDISCLOSURE - Each Member agrees that for the period of confidentiality described below, it shall not disclose to any third person, or use, for its own benefit, for the benefit of any third person, any confidential information not generally available in the public domain relating to the business or operations of the Company or of any Affiliate of the Company. For purposes of this Article XI, "confidential information" shall include, without limitation, customer lists, technical information, trade secrets and documents, records, and any other practice or information relating to the business or operations of the Company or any of its Affiliates to the extent that it shall not have been known to a Member prior to disclosure to such Member by another Member and shall not have been made public (as for instance through issuance of patents or in printed publications of general nature). Such confidential information shall continue to be confidential and subject to the nondisclosure provisions of this Article XI until:

                  (a) at least 15 years have expired from the date of its disclosure to the recipient;

                  (b) it becomes public information through no fault of the recipient; or

                  (c) it is lawfully acquired by the recipient in good faith from a third party who has the right to make said disclosure.

            11.2 SPECIFIC PERFORMANCE - Each Member acknowledges that the restrictions set forth in this Article XI are necessary for the protection of the Company and the breach thereof may cause irreparable damage for which there may be no adequate remedy at law. Each Member agrees that, in addition to any other remedies available, any equitable remedy may be invoked by any party to this agreement to enforce performance or enjoin any breach of this
Article XI.



                                   ARTICLE XII
                                    AMENDMENT

            This Agreement may be amended or modified from time to time only by a written instrument adopted and executed by a Supermajority of the Senior Members.



                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

            13.1 NOTICE - Any notice, request, demand, instruction or other communication ("Notice") required or permitted hereunder shall be in writing and shall be either (w) personally delivered by a commercial messenger service regularly retaining receipts for such delivery, (x) sent by registered or certified mail, return receipt requested, (y) delivered by the air courier services known as Federal Express, DHL, Airborne or Emery Air, or
(z) sent by facsimile to the applicable facsimile number set forth below. Notices shall be deemed given upon receipt if given in accordance with (w) above, and deposit in the United States mail if given in accordance with (x) above, upon delivery to the carrier if given in accordance with (y) above, and upon the recipient's receipt of a facsimile transmission (evidenced by an acknowledgement of receipt by the recipient's facsimile machine) if transmitted by facsimile in accordance with (z) above. All notices to a Member shall be addressed to such Member as set forth on Schedule A. All notices to the Company shall be addressed as set forth in Section 2.5.

            If a Member or the Company desires to change its address for the purpose of receipt of notice, such notice or change of address shall be given in the manner specified herein. However, unless and until such written notice of change is actually received, the last address and addressee as stated by written notice, or provided herein if no written notice of change has been received, shall be deemed to continue in effect for all purposes hereunder.

            13.2 NO PARTNERSHIP INTENDED FOR NONTAX PURPOSES - The Members hereby form the Company as a limited liability company under the Act. The Members expressly do not intend hereby to form a partnership except insofar as the Company be treated as a partnership solely for tax purposes. The Members do not intend to be partners one to another, or partners as to any third party.

            13.3 RIGHTS OF CREDITORS AND THIRD PARTIES UNDER AGREEMENT - This Agreement is entered into by and among the Company and the Members for the exclusive benefit of the Company, its Members, and their successors and assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

            13.4 INTERPRETATION AND SEVERABILITY OF PROVISIONS - Except to the extent a provision of the Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, this Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule. To the extent any provision of the Agreement is prohibited or ineffective under the Act, this Agreement shall be considered amended to the smallest degree possible in order to make the agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

            13.5 BINDING EFFECT - This Agreement shall be binding on and inure to the benefit of the parties hereto, their legal representatives, administrators, executors, heirs, legatees, distributees, successors and assigns, and on transferees by operation of law, whether or not any such person or entity shall have signed this agreement, and shall be binding upon successors or assigns of the Company.

            13.6 ENTIRE AGREEMENT - This Agreement and the schedules annexed hereto contain the entire agreement of the parties hereto with respect to the subject matter hereof and no waiver of any provision of this Agreement shall be valid unless in writing and signed by the party to be charged herewith.
No waiver of any breach of this Agreement by any party hereto shall be deemed a waiver by such party of any other prior or subsequent breach of this Agreement, whether known or unknown.

            13.7 NO THIRD PARTY BENEFICIARIES - The provisions of this Agreement are not intended to be for the benefit of or enforceable by any third party.

            13.8 GOVERNING LAW - This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed solely within such State.

            13.9 COUNTERPARTS - This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall be deemed to be one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                        H. LEE BROWNE

                                        /s/ H. Lee Browne
                                        -----------------------------


                                        MICHAEL LLOYD

                                        /s/ Michael Lloyd
                                        -----------------------------


                                        NICHOLAS E.K. HECKETT

                                        /s/ Nicholas E.K. Heckett
                                        -----------------------------


                                        ACACIA RESEARCH CORPORATION,
                                        a California corporation


                                        By: /s/ Kathryn King-Van Wie
                                           ----------------------------
                                        Name: Kathryn King-Van Wie
                                             --------------------------
                                        Title:  Chief Operating Officer
                                              -------------------------

                                   SCHEDULE A

                            TO OPERATING AGREEMENT OF
                              INTERNET SOFTWARE LLC


------------------------------------------------------------------------------
------------------------------------------------------------------------------
  NAME AND ADDRESS              PERCENTAGE                  CAPITAL
     OF MEMBER                   INTEREST                CONTRIBUTION
  ----------------              ----------               ------------
------------------------------------------------------------------------------
H. Lee Browne                      33.4%                 $2,564,282.33*
Two Soundview Drive
Greenwich, CT 06830
Fax: (203) 869-8594
------------------------------------------------------------------------------
Michael Lloyd                      33.4%                 $2,555,000.00*
P.O. Box 926
Old Lyme, CT 06371
Fax: (860) 434-9675
------------------------------------------------------------------------------
Nicholas E.K. Heckett               8.2%                   $200,000.00
12711 Chestnut Street
Clifton, VA 20124
Fax: (703) 502-4862
------------------------------------------------------------------------------
Acacia Research Corporation          25%                 $2,500,000.00**
12 South Raymond Avenue
Pasadena, CA 91105
Fax: (626) 449-7189
------------------------------------------------------------------------------

------------------------------------------------------------------------------
TOTAL                                                    $7,832,133.66
------------------------------------------------------------------------------
------------------------------------------------------------------------------

-------------------------
     * Such capital contributions were made by way of the transfer to the Company of cash (in the amount of $64,282.33 and $55,000.00 by Browne and Lloyd, respectively), technology and know-how related to the contributors' business of developing +++ products and services, as more particularly set forth in the Assignment Agreements, between the Company and each of the contributors, and the interests of the transferors in the business of the Company as conducted prior to the formation of the Company (valued at $2,500,000 for each of Browne and Lloyd).

    ** To be paid contemporaneously with the execution of this Agreement.

   +++ Confidential portions omitted and filed separately with the Commission pursuant to Rule 24b-2.

                                   SCHEDULE B

                         PATENTS AND PATENT APPLICATIONS


Application Serial No. *


Application Serial No. *


Application Serial No. *


Application Serial No. *


Application filed *


                           OTHER INTELLECTUAL PROPERTY

U.S. Trademark Applications:

*

Internet Domain Name Registrations:

*











---------------------
     * Confidential portions omitted and filed separately with the Commission pursuant to Rule 24b-2.

                                   SCHEDULE C

                            PROFORMA USE OF PROCEEDS


USES:                                  AMOUNTS                          % TOTAL
Capital Expenditures                   *                                *

Selling, General & Administrative      *                                *

Advertising & Public Relations         *                                *

Cash Reserve                           *                                *

----------------------------------     ----------                       ----------
Total Uses                             *                                100.0%









---------------------
     * Confidential portions omitted and filed separately with the Commission pursuant to Rule 24b-2.

                                CONSENT OF SPOUSE


          The undersigned spouse of ________________ consents to the transactions contemplated by the Operating Agreement of Internet Software LLC (the "Company") and the purchase of interests in the Company, without waiving or relinquishing any interest such spouse may possess in the Company under the laws of the State of California or otherwise.



     Signature:
               -------------------------

     Print Name:
               -------------------------

     Date:
               -------------------------